UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

As previously reported in a Form 8-K filed on August 23, 2016, Jaguar Animal Health, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market notifying the Company that it no longer complied with NASDAQ Listing Rule 5550(b)(1) due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years). Based on the plan that the Company submitted to regain compliance, the Staff granted the Company an extension until February 21, 2017 to regain compliance with NASDAQ Listing Rule 5550(b).

On February 22, 2017, the Company received a letter from NASDAQ stating that the Staff determined that the Company did not meet the terms of the extension and that the Company’s securities are subject to delisting from NASDAQ unless the Company timely requests a hearing before the NASDAQ Hearings Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which the Company will present its plan to satisfy the $2,500,000 stockholders’ equity requirement (or the alternatives of market value of listed securities of $35 million or net income from continuing operations) and request the continued listing of its common stock on NASDAQ pending its return to compliance. The Company’s timely request for a hearing will stay any delisting action by the Staff and the Company’s securities will continue to trade on The NASDAQ Capital Market under the symbol “JAGX” at least pending the ultimate outcome of the hearing and the expiration of any extension period that may be granted by the Panel in response to the Company’s request for continued listing on NASDAQ.

As of the date of this report, subject to the consummation of the proposed merger of the Company with Napo Pharmaceuticals, Inc. (“Napo”) as previously announced in a Form 8-K filed on February 9, 2017, the Company expects the stockholders’ equity of the combined company following the closing of the merger will exceed the $2,500,000 stockholders’ equity requirement. As previously disclosed, the binding financial terms of the merger include a 3-to-1 Napo-to-Jaguar value ratio to calculate the relative ownership of the combined entity. The Company expects to enter into the definitive merger agreement with Napo in March 2017.

Disclaimer on Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These include statements regarding the Company’s intention to timely request a hearing before the Panel, the expectation that the stockholders’ equity of the combined company following the merger will exceed NASDAQ’s continued listing standards, and the expectation that Jaguar and Napo will enter into the definitive merger agreement in March 2017 and the merger conditions to closing will be satisfied. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond the Company’s control. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

	By:	/s/ Karen S. Wright
		Name:	Karen S. Wright
		Title:	Chief Financial Officer

Date: February 24, 2017

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